Exhibit 99.1

Playtika Holding Corp. Reports Q4 and 2022 Financial Results

Achieved Financial Performance within our Previously Issued Range for Guidance
2022 Revenue Increased 1.3% YoY; Direct-to-Consumer Platforms Revenue Increased 14.7%
Q4 Revenue Declined (2.7)% YoY; Direct-to-Consumer Platforms Revenue Increased 6.6%

Herzliya, Israel – February 28, 2023 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights:

•Fourth quarter revenue of $631.2 million compared to $649.0 million in the prior year period.
•DTC platforms revenue of $150.2 million compared to $140.9 million in the prior year period.
•Net income of $87.5 million compared to $102.3 million in the prior year period.
•Credit adjusted EBITDA was $202.6 million compared to $176.1 million in the prior year period.
•Retention Plan Adjusted EBITDA1 was $228.9 million compared to $212.5 million in the prior year period.
•Cash and cash equivalents and short-term bank deposits totaled $768.7 million as of December 31st, 2022.

FY2022 Financial Highlights:

•2022 revenue of $2,615.5 million compared to $2,583.0 million in the prior year.
•DTC platforms revenue of $606.9 million compared to $529.0 million in the prior year
•Net income of $275.3 million compared to $308.5 million in the prior year.
•Credit adjusted EBITDA of $805.1 million compared to $848.7 million in the prior year.
•Retention Plan Adjusted EBITDA1 of $919.0 million compared to $982.7 million in the prior year.
•Free cash flow of $383.7 million compared to $452.1 million in the prior year

“I am proud of the way we have executed our business during a challenging year for the mobile gaming industry,” said Robert Antokol, Chief Executive Officer of Playtika. “Fueled by pioneering technological innovation and a tireless ambition to inspire exploration, connectivity and fun among our loyal player community, we are delivering immersive personalized entertainment experiences and advancing our position as the industry’s premier game operator.”

“We made several strategic decisions in FY22 to position the company for continued success,” said Craig Abrahams, President and Chief Financial Officer. “Playtika’s durable business model, combined with the efficiency measures we have taken over the last year, puts us in a strong position to continue to generate value for our shareholders.”

1 This will be the last quarter where we discuss Retention Plan Adjusted EBITDA, previously referred to as Adjusted EBITDA. Going forward, we will refer only to our Credit Adjusted EBITDA when discussing historical performance and in giving guidance.

Selected Q4 Operating Metrics and Business Highlights

•Average Daily Paying Users of 313k compared to 311k in the prior year period.
•Average Daily Payer Conversion increased to 3.5%, up from 3.0% in the prior year period.
•Average Daily Active Users of 8.8 million compared to 10.3 million in the prior year period.
•Casual themed games revenue increased revenue 2.7% year-over-year, comprising 54.7% of total revenue.
•Social Casino-themed games revenue declined revenue (8.6)% year-over-year, comprising 45.3% of total revenue.
•Direct-to-Consumer platforms revenue increased revenue 6.6%, comprising 23.8% of total revenue.

Going forward, we will provide business and operational highlights for our three highest revenue grossing games from the quarter.

•Bingo Blitz revenue of $155.1 million; 18.4% increase year-over-year.
•Slotomania revenue of $149.2 million; (9.0)% decline year-over-year.
•Solitaire Grand Harvest revenue of $72.8 million; 18.7% increase year-over-year.

Financial Outlook

•For FY23, revenue expected to be between $2.570 - $2.620 billion, vs. $2.616 billion of revenue in FY22, and Credit Adjusted EBITDA expected to be between $805 - $830 million vs. $805.1 million of Credit Adjusted EBITDA in FY22. Capital expenditures expected to be between $115 - $120 million vs. $110.0 million in FY22.

Conference Call

Playtika will hold a conference call to discuss fourth quarter and 2022 results on February 28, 2023 at 5:30 a.m. Pacific time (8:30 a.m. Eastern time). The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended December 31,		Year ended December 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2022	2021	2022	2021
Revenues	$631.2	$649.0	$2,615.5	$2,583.0
Total cost and expenses	$502.9	$537.0	$2,144.1	$2,020.8
Operating income	$128.3	$112.0	$471.4	$562.2
Net income	$87.5	$102.3	$275.3	$308.5
Credit Adjusted EBITDA	$202.6	$176.1	$805.1	$848.7
Net income margin	13.9%	15.8%	10.5%	11.9%
Credit Adjusted EBITDA margin	32.1%	27.1%	30.8%	32.9%

Non-financial performance metrics
Average DAUs	8.8	10.3	9.4	10.4
Average DPUs (in thousands)	313	311	314	300
Average Daily Payer Conversion	3.5%	3.0%	3.3%	2.9%
ARPDAU	$0.78	$0.68	$0.76	$0.68
Average MAUs	28.3	33.0	31.4	34.0

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations;
•we may be unable to successfully develop new games;
•our ability to compete in a highly competitive industry with low barriers to entry;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel, Ukraine and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•our reliance on key personnel;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$768.7	$1,017.0
Short-term bank deposits	—	100.1
Restricted cash	1.7	2.0
Accounts receivable	141.1	143.7
Prepaid expenses and other current assets	113.4	72.9
Total current assets	1,024.9	1,335.7
Property and equipment, net	125.7	103.3
Operating lease right-of-use assets	104.2	89.4
Intangible assets other than goodwill, net	354.0	417.3
Goodwill	811.2	788.1
Deferred tax assets, net	68.3	38.3
Investment in unconsolidated entities	52.6	17.8
Other non-current assets	156.7	13.4
Total assets	$2,697.6	$2,803.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$12.4	$12.2
Accounts payable	50.7	45.7
Operating lease liabilities, current	13.5	17.2
Accrued expenses and other current liabilities	385.2	494.6
Total current liabilities	461.8	569.7
Long-term debt	2,411.2	2,422.9
Contingent consideration	—	28.7
Other long-term liabilities, including employee related benefits	252.1	23.7
Operating lease liabilities, long-term	94.5	82.3
Deferred tax liabilities	46.6	53.7
Total liabilities	3,266.2	3,181.0
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of US $0.01 par value: 1,600.0 shares authorized; 363.6 and 411.1 shares issued and outstanding at December 31, 2022 and 2021, respectively	4.1	4.1
Treasury stock at cost (51.8 shares at December 31, 2022)	(603.5)	—
Additional paid-in capital	1,155.8	1,032.9
Accumulated other comprehensive income	17.6	3.2
Accumulated deficit	(1,142.6)	(1,417.9)
Total stockholders' deficit	(568.6)	(377.7)
Total liabilities and stockholders’ deficit	$2,697.6	$2,803.3

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues	$631.2	$649.0	$2,615.5	$2,583.0
Costs and expenses
Cost of revenue	180.9	182.9	735.7	729.0
Research and development	119.3	118.2	472.3	386.7
Sales and marketing	126.8	154.0	603.7	581.7
General and administrative	75.9	81.9	332.4	323.4
Total costs and expenses	502.9	537.0	2,144.1	2,020.8
Income from operations	128.3	112.0	471.4	562.2
Interest and other, net	36.4	29.2	110.6	153.8
Income before income taxes	91.9	82.8	360.8	408.4
Provision (benefit) for income taxes	4.4	(19.5)	85.5	99.9
Net income	87.5	102.3	275.3	308.5
Other comprehensive income (loss)
Foreign currency translation	14.1	(5.9)	(13.7)	(18.6)
Change in fair value of derivatives	4.8	6.0	28.1	5.1
Total other comprehensive income (loss)	18.9	0.1	14.4	(13.5)
Comprehensive income	$106.4	$102.4	$289.7	$295.0

Net income per share attributable to common stockholders, basic	$0.24	$0.25	$0.69	$0.75
Net income per share attributable to common stockholders, diluted	$0.24	$0.25	$0.69	$0.75
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	367.2	409.6	401.0	408.9
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	367.8	411.6	401.6	411.0

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	Year ended December 31,
	2022	2021
Cash flows from operating activities	$493.7	$551.7
Cash flows from investing activities
Purchase of property and equipment	(68.3)	(47.4)
Capitalization of internal use software costs	(30.1)	(33.1)
Purchase of intangible assets	(11.6)	(19.1)
Payments for business combinations, net of cash acquired	(29.9)	(394.1)
Proceeds from short-term bank deposits	100.1	—
Investment in short-term bank deposits	—	(100.0)
Investments in unconsolidated entities	(34.8)	(17.8)
Other investing activities	—	2.1
Net cash used in investing activities	(74.6)	(609.4)
Cash flows from financing activities
Proceeds from bank borrowings, net	—	887.7
Repayments on bank borrowings	(19.0)	(965.3)
Proceeds from issuance of unsecured notes, net	—	178.9
Proceeds from issuance of common stock, net	—	470.4
Payment of debt issuance costs	—	(12.0)
Payment for tender offer	(603.5)	—
Payment of tax withholdings on stock-based payments	(2.6)	—
Net cash out flow for business acquisitions and other	(26.9)	—
Net cash provided by (used in) financing activities	(652.0)	559.7
Effect of exchange rate changes on cash and cash equivalents	(15.7)	(6.6)
Net change in cash, cash equivalents and restricted cash	(248.6)	495.4
Cash, cash equivalents and restricted cash at the beginning of the period	1,019.0	523.6
Cash, cash equivalents and restricted cash at the end of the period	$770.4	$1,019.0

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) legal settlements, (vii) contingent consideration, (viii) acquisition and related expenses, and (ix) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended December 31,		Year ended December 31,
(In millions)	2022	2021	2022	2021
Net income	$87.5	$102.3	$275.3	$308.5
Provision for income taxes	4.4	(19.5)	85.5	99.9
Interest expense and other, net	36.4	29.2	110.6	153.8
Depreciation and amortization	40.3	42.5	162.0	145.5
EBITDA	168.6	154.5	633.4	707.7
Stock-based compensation(1)	16.7	27.6	123.5	100.4
Contingent consideration	(0.2)	(6.6)	(14.3)	(6.6)
Acquisition and related expenses(2)	5.0	0.1	24.7	43.3
Other items(3)	12.5	0.5	37.8	3.9
Credit Adjusted EBITDA(4)	$202.6	$176.1	$805.1	$848.7
Net income margin	13.9%	15.8%	10.5%	11.9%
Credit Adjusted EBITDA margin	32.1%	27.1%	30.8%	32.9%
_________

(1)    Reflects, for the three months and years ended December 31, 2022 and 2021, stock-based compensation expense related to the issuance of equity awards to certain of our employees.
(2)    Amounts for the year ended December 31, 2022 primarily relate to expenses incurred by the Company in connection with the evaluation of strategic alternatives for the Company. Amounts for the year ended December 31, 2021 primarily relate to bonus expenses paid as a result of the successful initial public offering of the Company’s stock in January 2021.
(3)    Amounts for the three months ended December 31, 2022 consists of $1.0 million incurred by the Company for severance, $0.1 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine and $10.3 million incurred related to the announced restructuring activities. Amounts for the year ended December 31, 2022 consists of $13.2 million incurred by the Company for severance, $4.1 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine and $16.4 million incurred related to the announced restructuring activities. Amounts for the year ended December 31, 2021 includes business optimization expenses.
(4)    Executive management is compensated, in part, based upon achieving certain Adjusted EBITDA targets as more completely described in our proxy statement. Adjusted EBITDA for these purposes represents Credit Adjusted EBITDA shown above, further adjusted to reflect certain elements of cash-based compensation and other items as shown below.

	Three months ended December 31,		Year ended December 31,
(in millions)	2022	2021	2022	2021
Credit Adjusted EBITDA	$202.6	$176.1	$805.1	$848.7
Long-term cash compensation(a)	26.3	24.2	106.2	112.7
M&A related retention payments(b)	—	12.2	7.7	21.3
Retention Plan Adjusted EBITDA	$228.9	$212.5	$919.0	$982.7
Retention Plan Adjusted EBITDA margin	36.3%	32.7%	35.1%	38.0%

Retention Plan Adjusted EBITDA and Retention Plan Adjusted EBITDA Margin are operating measures that have been used by our management to assess our financial performance and provide guidance. Going forward, we will refer only to Credit Adjusted EBITDA when discussing historical performance and in giving guidance.

(a)    Includes expenses recognized for grants of annual cash awards to employees pursuant to our Retention Plans, which awards are incremental to salary and bonus payments. For more information, see notes to our consolidated financial statements.
(b)    Includes retention awards to key individuals associated with acquired companies as an incentive to retain those individuals on a long-term basis. The income amount for the year ended December 31, 2022, primarily relates to the reduction of contingent consideration payable to employees of the Company that were also selling Shareholders of Reworks. This portion of the contingent consideration is being accounted for as an M&A retention payment to these employees, with changes in the amounts recognized as compensation expense.

Contacts

Investor Relations	Press Contact
Tae Lee	Darlan Monterisi
Tael@playtika.com	Darlanm@playtika.com